SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 16, 2000


                           Dollar General Corporation
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               (Exact Name of Registrant as Specified in Charter)




         Tennessee                     001-11421                61-0502302
-------------------------------  ------------------------ ----------------------
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
        Incorporation)                                     Identification No.)

          100 Mission Ridge
     Goodlettsville, Tennessee                         37072
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(Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (615) 855-4000
                                                           --------------


          (Former name or former address, if changed since last report)


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ITEM 9. FORWARD-LOOKING EXPECTATIONS FOR THE QUARTER ENDING OCTOBER 27, 2000

This discussion and analysis contains both historical and forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Dollar General Corporation (the "Company") believes the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. Forward-looking statements may be significantly impacted by certain risks and uncertainties, including, but not limited to: general transportation and distribution delays or interruptions; interruptions in suppliers' operations; inventory risks due to shifts in market demand; changes in product mix; costs and delays associated with building, opening and operating new distribution centers; and other risk factors referenced in the Annual Report on Form 10-K for the year ended January 28, 2000 and the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this report.

The following text contains references to the third quarters of 1999 and 2000, which represent fiscal periods ended or ending on October 29, 1999 and October 27, 2000 respectively.

The nature of the Company's business is seasonal. Historically, sales in the fourth quarter have been significantly higher than sales achieved in each of the first three quarters of the fiscal year. Thus, expenses, and to a greater extent operating income, vary by quarter. Results of a period shorter than a full year may not be indicative of results expected for the entire year.

The Company defines same stores as those opened before the beginning of the previous fiscal year which have remained open throughout the current period.

As of the date of this filing, management's expectations for the third quarter ending October 27, 2000 are as follows:

Revenues
--------
Total company revenues and same-store sales are expected to increase 15-16% and 1-2%, respectively as compared with the same period in 1999.

Gross Profit
------------
Gross profit as a percentage of net sales is expected to be flat to slightly higher than gross profit in the same period a year ago.

Selling, General and Administrative (SG&A) Expense
--------------------------------------------------
Based on sales expectations, management anticipates SG&A expense as a percentage of net sales to increase 0.80%-1.20% compared SG&A expense as a percentage of net sales in the third quarter of 1999.


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


Interest Expense
----------------
Interest expense as a percentage of net sales for the third quarter is expected to increase 0.10%- 0.20%, reflecting higher interest rates than the same period a year ago.

Provision for Taxes on Income
-----------------------------
The tax rate is expected to be approximately 36.25%.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    DOLLAR GENERAL CORPORATION
                                    (Registrant)



October 16, 2000                    By: /s/ Brian M. Burr
                                        ----------------------------
                                        Executive Vice President and
                                        Chief Financial Officer



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